News—For Immediate Release

Media Contact:	Investor Contact:
Beth Halloran Director, Corporate Communications 703.653.2248 bhalloran@orcc.com	Catherine Graham EVP & Chief Financial Officer 703.653.3155 cgraham@orcc.com

ONLINE RESOURCES POSTS FIRST QUARTER 2006 RESULTS

Core Earnings at High End of Guidance

CHANTILLY, Va., April 24, 2006 – Online Resources Corporation (Nasdaq: ORCC), a leading provider of Internet financial services, today reported financial and operating results for the three months ended March 31, 2006.

The following results reflect the introduction in 2006 of equity compensation and tax expensing, which were not included in first quarter 2005 results. First quarter 2005 also benefited from three large clients who were acquired and departed from the Company’s platform.

•	Revenue for the first quarter of 2006 was $16.7
million, up 11 percent from $15.1 million in first
quarter 2005. After adjusting the 2005 period for the
acquired clients, revenue would have increased 23
percent.

•	Earnings before interest, taxes, depreciation
and amortization (Ebitda), a non-GAAP measure, was $3.1
million, an 11 percent decline from $3.5 million in the
prior year. After adjusting the 2005 period for the
acquired clients, Ebitda would have increased an
estimated 30 percent.

•	Net income was $0.8 million, down 66 percent
versus $2.2 million in the prior year. Net income per
share was $0.03, down 70 percent versus $0.10 per share
in 2005. After adjusting the 2005 period for the
acquired clients and accounting changes, net income per
share was up $0.02 per share over an estimated $0.01
per share in the prior year.

•	Core net income, a non-GAAP measure, was $1.5
million, a 34 percent decrease versus $2.3 million in
2005. Core net income per share was $0.06 versus $0.11
in the prior year. After adjusting the 2005 period for
the acquired clients and accounting changes, core net
income per share was up $0.02 per share over an
estimated $0.04 per share in 2005.

“Operating results were strong in the quarter, as we achieved the high end of our guidance for core earnings and exceeded First Call consensus,” stated Matthew P. Lawlor, chairman and chief executive officer of the Company. “The Company got out of the blocks quickly this year with a record sequential increase in users of our banking and payment services. We took a big stride toward meeting our 2005 goal of doubling consumer billpay adoption by year-end 2007.”

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Lawlor continued, “We also proceeded with a planned expansion in development spending. These initiatives are beginning to pay-off, as reflected in the signing of a number of major clients. For the remainder of 2006, we look forward to a return to healthy sequential growth in revenue and earnings.”

2006 Business Outlook
The Company provided guidance for the second quarter and reiterated guidance for full year 2006. Guidance includes equity compensation and tax expensing in 2006, but not in 2005. Guidance also does not anticipate the release of any additional valuation allowance in 2006, though the Company may do so. This guidance is in millions, except for per share data. These statements are forward-looking, and actual results may differ materially.

Second Quarter		Full Year
2005 2006	% 2005 2006%
Actual Guidance Change Actual Guidance Change

Revenue	$14.3	$17.4-17.9	23%	$60.5	$72.0-75.0	21%

Ebitda (a)(b)	$2.9	$3.7-4.1	34%	$13.9	$17.9-18.9	32%

Per share	$0.11	$0.13-0.15	27%	$0.54	$0.64-0.68	22%

Net Income (e)(f)	$1.6	$1.0-1.3	nc	$22.7	$6.1-6.7	nc

Per share	$0.06	$0.04-0.05	nc	$0.88	$0.22-0.24	nc

Core Net Income (a)(c)(d)(f)	$1.6	$1.7-2.0	nc	$9.4	$8.7-9.1	nc

Per share	$0.06	$0.06-0.07	nc	$0.36	$0.31-0.33	nc

Fully Diluted Shares	26.5	27.6	4%	25.9	27.7	7%

nc = not comparable

(a)	The Company uses non-GAAP (Generally Accepted Accounting Principles) financial measures, including Ebitda and core net income, to evaluate performance and establish goals. It believes that these measures are valuable to investors in assessing the Company’s operating results when viewed in conjunction with GAAP results.

(b)	Ebitda is a pro forma measure defined as earnings before interest, taxes, depreciation, amortization and equity compensation expense.

(c)	Core net income is a pro forma measure defined as net income before the amortization of acquisition-related intangible assets, equity compensation expense, merger-related charges, restructuring-related charges, impairment charges, cumulative effect of change in accounting methods, income tax benefit from the release of valuation allowance and non-recurring tax charges. Some or all of these items may not be applicable in any given reporting period. Core net income for the 2005 periods does not reflect a full tax rate.

(d)	Excludes amortization of acquisition-related intangible assets of approximately $0.1 million for the first quarters of 2006 and 2005, and $0.5 and $0.4 million for the years 2006 and 2005, respectively. Excludes equity compensation expense of approximately $0.6 million for the first quarter 2006 and $2.4 million for the year 2006.

(e)	Net income and net income per share for full year 2005 include a $13.7 million benefit from the release of valuation allowance against the Company’s deferred tax asset.

(f)	Year over year comparisons for net income, core net income and their associated per share amounts are not comparable because of one or more of the following: 1) differences in tax rates, 2) tax benefit from the release of valuation allowance in full year 2005, or 3) equity compensation expense in the 2006 periods.

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The Company’s management will host a conference call to discuss the results today at 5:00 p.m. ET. The conference call dial-in number is (800) 938-1087 for domestic participants and (706) 679-7266 for international participants. Alternatively, a live web cast of the call will be available through the “Investors” section of Online Resources’ web site at www.orcc.com. The call and web cast will be recorded and available for playback from 8:00 pm ET on April 24th until midnight on Monday, May 1st. For the conference call playback, dial (800) 642-1687 for domestic participants and (706) 645-9291 for international participants and enter code 6411565. For web cast replay, go to the “Investors” section of www.orcc.com.

About Online Resources
Online Resources powers web-based financial services for over 800 firms nationwide. The Company provides a suite of proprietary banking and payment services that are branded to its client banks, credit unions, card issuers and billers. The Company serves over 4 million consumer end-users and processes $15 billion in payments annually. Founded in 1989, Online Resources (Nasdaq: ORCC, Website: www.orcc.com) is a recognized leader in financial technology services.

This news release contains statements about future events and expectations, which are “forward-looking statements.” Any statement in this release that is not a statement of historical fact may be deemed to be a forward-looking statement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Specifically factors that might cause such a difference include, but are not limited to: the company’s history of losses and anticipation of future losses; the company’s dependence on the marketing efforts of third parties; the potential fluctuations in the company’s operating results; the company’s potential need for additional capital; the company’s potential inability to expand the company’s services and related products in the event of substantial increases in demand for these services and related products; the company’s competition; the company’s ability to attract and retain skilled personnel; the company’s reliance on the company’s patents and other intellectual property; the early stage of market adoption of the services it offers; consolidation of the banking and financial services industry; and those risks and uncertainties discussed in filings made by the company with the Securities and Exchange Commission, including those risks and uncertainties contained under the heading “Risk Factors” in the company’s Form 10-K, latest 10-Q, and S-3 as filed with the Securities and Exchange Commission. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

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Online Resources Corporation
Quarterly Operating Data
(Unaudited)

	Total					% Change
	1Q05[1]	2Q05	3Q05	4Q05	1Q06	1Q06 vs.	1Q06 vs. 1Q05
						4Q05
BANKING SERVICES
Revenue (#M)	$ 12.5	$ 12.4	$ 13.5	$ 13.9	$ 14.7	6%	18%
Users (#K)	1,195	1,243	1,346	1,475	1,631	11%	36%
Account Presentation (#K)	501	511	577	638	716	12%	43%
Bill Payment (#K)	828	858	907	984	1,072	9%	29%
Adoption Rate (%)
Account Presentation[2]	27.6%	28.1%	26.9%	29.0%	31.9%	10%	16%

Bill Payment[3]	9.0%	9.5%	9.1%	9.6%	10.3%	7%	14%

Other Metrics

Bill Payment Transactions (#M)	10.9	11.3	11.6	12.4	13.9	12%	28%

Clients	740	740	799	820	840	2%	14%

CARD & CREDIT SERVICES

Revenue (#M)	$2.6	$1.9	$1.8	$1.8	$2.0	11%	-23%

Users (#K)	2,213	2,405	2,587	2,811	2,946	5%	33%

Adoption Rate (%)[4]	15.7%	16.0%	16.4%	17.3%	17.9%	3%	14%

Clients	6	6	7	8	9	13%	50%

TOTAL COMPANY

Users	3,408	3,648	3,933	4,286	4,577	7%	34%

Clients	746	746	806	828	849	3%	14%

Notes:

1Client and user counts do not include Sears, a Card Services client whose portfolio had been acquired prior to our acquisition of Incurrent and came off our platform in 2Q05.

2The number of end-users divided by the 2.2 million total launched checking and other eligible accounts held with our Banking Services clients. The numbers of checking accounts are as reported to us by our clients.

3The number of end-users divided by the 10.4 million total payments-eligible launched checking accounts held with our Banking Services clients. The number of checking account are as reported to us by our clients.

4The number of users divided by the 16.5 million active card accounts held with our Card Services clients. Based on industry averages, we have defined active card accounts to be 50% of total card accounts, and like the industry, are reporting adoption rates against the active card account base.

Online Resources Corporation
Consolidated Statement of Operations

(In thousands, except per share data)

	THREE MONTHS ENDED MARCH 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2006	2005	2005	2004
	(Unaudited)	(Unaudited)
Revenues:

Account presentation services	$1,928	$2,827	$8,826	$3,030

Payment services	10,395	8,443	35,841	28,277

Relationship management services	2,097	2,045	7,716	7,895

Professional services and other	2,297	1,797	8,118	3,084

Total revenues	16,717	15,112	60,501	42,286

Expenses:

Cost of revenues	7,661	6,235	24,517	18,059

Gross profit	9,056	8,877	35,984	24,227

General and administrative	4,425	3,364	13,126	9,107

Selling and marketing	2,708	2,145	10,174	7,416

Systems and development	1,143	1,125	4,788	3,793

Total expenses	8,276	6,634	28,088	20,316

Income from operations	780	2,243	7,896	3,911

Other income (expense)

Interest income	599	29	1,303	147

Interest expense	(2)	(4)	(4)	(3)

Total other income	597	25	1,299	144

Income before taxes	1,377	2,268	9,195	4,055

Income tax provision (benefit)	620	60	200	146

Net income	$757	$2,208	$8,995	$3,909

Net income per share

Basic	$0.03	$0.11	$0.38	$0.22

Diluted	$0.03	$0.10	$0.35	$0.19

Shares used in calculation of net income per share:

Basic	25,303	19,358	23,434	18,057

Diluted	27,447	21,606	25,880	20,128

Reconciliation of net income to Ebitda (See Note 1):

Net income	$757	$2,208	$8,995	$3,909

Depreciation and amortization	1,746	1,283	5,959	3,665

Equity compensation expense	617	—

Other income	(597)	(25)	(1,299)	(144)

Income tax provision	620	60	200	146

Ebitda (See Note 1)	$3,143	$3,526	$13,855	$7,576

Reconciliation of net income to core net income (See Note 2):

Net income	$757	$2,208	$23,434	$18,057

Equity compensation expense	617	—	5,959	3,665

Amortization of intangible assets	138	78	(0)	(0)

Core net income (see Note 2)	$1,512	$2,286	$29,393	$21,722

Notes:

1.	Ebitda represents earnings before interest, taxes, depreciation and amortization, and equity compensation expense.

2.	Core net income represents net income before the amortization of acquisition-related intangible assets, equity compensation expense, merger-related charges, restructuring-related charges, impairment charges, cumulative effect of change in accounting methods, income tax benefit from the release of valuation allowance and non-recurring tax charges. Some or all of these items may not be applicable in any given reporting period.

Online Resources Corporation
Condensed Consolidated Balance Sheets

(In thousands)

	MARCH 31,	DECEMBER 31,
	2006	2005
	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$56,043	$55,864
Restricted cash	1,617	2,220
Accounts receivable, net	8,002	7,262
Deferred implementation costs	695	609
Deferred tax asset, current portion	1,413	2,030
Prepaid expenses and other current assets	1,064	1,034
Total current assets	68,834	69,019
Property and equipment, net	16,617	15,242
Deferred tax asset, less current portion	11,635	11,635
Goodwill	16,322	16,322
Intangible assets	2,191	2,330
Deferred implementation costs, less current portion	546	521
Other assets	608	527
Total assets	$116,753	$115,596

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$3,410	$4,524
Deferred revenues	2,793	2,638
Deferred rent obligation	172	161
Capital lease obligation	1	8

Total current liabilities	6,376	7,331
Deferred revenues, less current portion	1,121	1,213
Deferred rent obligation, less current portion	1,829	1,796
Other long-term liabilities	1,595	2,220

Total liabilities	10,921	12,560
Stockholders’ equity	105,832	103,036
Total liabilities and stockholders’ equity	$116,753	$115,596

Online Resources Corporation
Condensed Consolidated Statement of Cash Flows

(In thousands)

	THREE MONTHS ENDED MARCH 31,
	2006	2005
	(Unaudited)	(Unaudited)
Operating activities:

Net income	$757	$2,208

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	1,746	1,283

Provision for losses on accounts receivable	—	2

Amortization of discount premium	—	(1)

Equity compensation expense	617	—

Deferred tax expense	617	—

Changes in assets and liabilities	(1,990)	10

Net cash provided by operating activities	1,747	3,502

Investing activities:

Purchases of property and equipment	(2,983)	(1,496)

Net purchases of available-for-sale securities	—	(1,000)

Net cash used by operating activities	(2,983)	(2,496)

Financing activities:

Proceeds from the issuance of common stock	1,422	848

Repayment of capital lease obligations	(7)	(4)

Net cash provided by financing activities	1,415	844

Net increase in cash and cash equivalents	179	1,850

Cash and cash equivalents at beginning of period	55,864	3,342

Cash and cash equivalents at end of period	$56,043	$5,192